Exhibit 99.1
CONTACTS:
Tony Rossi
Financial Relations Board
310-854-8317
trossi@financialrelationsboard.com
For Immediate Release
Mobility Electronics Names Michael D. Heil as New Chief Executive Officer
Robert W. Shaner to become Chairman of the Board
Scottsdale, AZ, May 3, 2007 — Mobility Electronics, Inc. (NASDAQ: MOBE), a leading provider of innovative portable power and computing solutions, today announced the appointment of Michael D. Heil to the position of President, Chief Executive Officer, and a member of the board of directors, effective June 11, 2007. Mr. Heil will replace Charles Mollo, who will retire from the positions of President, Chief Executive Officer, and member of the board of directors of Mobility Electronics, effective June 8, 2007. Robert W. Shaner, a member of Mobility’s Board of Directors since May 2004, will become Chairman of the board of directors upon Mr. Mollo’s retirement from the Company.
Mr. Heil has more than 30 years of experience in executive management and sales leadership positions for major consumer electronics companies such as Compaq Computer Corporation, Los Angeles Cellular Telephone Company, Sony Corporation of America, Atari, and Polaroid Corporation.
“We are very pleased to have attracted an executive of Mike Heil’s quality to take Mobility Electronics to the next level,” said Robert W. Shaner, Chairman of the Mobility CEO Search Committee. “Mike has distinguished himself in senior management positions at some of the leading companies in the consumer electronics industry, where he has developed a successful track record for managing new product areas from the development phase through broad commercial acceptance. Mike excels at building sales teams, developing relationships with major retail accounts on a worldwide basis, and generating profitable growth. Mike’s skill set and experience are ideally suited for Mobility at this point in our evolution, and we believe his addition will help ensure the execution of our vision and yield significant benefits for our stockholders in the process.

Mobility Electronics

“We would like to extend our deepest appreciation for the years of hard work, dedication and leadership that Charlie Mollo has provided to Mobility. He has guided the Company through challenging times and leaves us with an excellent foundation for profitable growth in the future. We wish Charlie all the best in his future endeavors,” said Mr. Shaner.
From 1998 to 1999, Mr. Heil was Senior Vice President, Worldwide Sales and Marketing for Compaq Computer Corporation, where he was responsible for sales, marketing, service and support for all Compaq products and services worldwide. Prior to this, Mr. Heil was Senior Vice President and General Manager, Consumer Products Group at Compaq from 1995-1998, where he managed the development, marketing and sales of all of the company’s consumer products and services worldwide and introduced the first portable computer designed for the consumer market. Prior to joining Compaq, Mr. Heil was President and General Manager of Los Angeles Cellular Telephone Company from 1989 through 1995, a period in which L.A. Cellular became one of the largest cellular operating companies in the United States. As President, Mr. Heil grew L.A. Cellular’s revenues from $100 million to $700 million in five years.
Since leaving Compaq, Mr. Heil has served as Chief Executive Officer for several early-stage technology companies. Most recently, Mr. Heil served as President and Chief Executive Officer of Astute Networks, a fabless semiconductor company focused on the storage market.
Mr. Heil’s career also includes positions at the following companies:
•	Sony Corporation of America (1985-1989) – Mr. Heil was President of Sony’s Display Products Company, managing the direct view, projection TV and Watchman product lines. Mr. Heil was also Vice President, Marketing and Vice President, National Accounts, where he was responsible for developing and implementing product line strategy for all television products and directing sales efforts to national accounts.

•	Atari, Inc. (1982-1984) – Mr. Heil held a number of positions, the most recent of which was Vice President, Sales, Western Division, where he was responsible for the video game maker’s sales west of the Mississippi.
In addition, Mr. Heil currently serves on the board of directors of Locus Telecommunications, a company engaged in the pre-paid wireless and long distance business.
“I am very excited about joining Mobility Electronics at a time of tremendous opportunity,” said Mr. Heil. “Mobility’s universal power adapters fill a huge need in today’s consumer electronics market for more convenient, more functional power solutions. Our mission is clear: we have to generate more awareness for our products among consumers and demonstrate to major accounts that they can achieve significant gross profit and inventory management benefits by carrying our power solutions. I am

Mobility Electronics

confident that we can make consistent progress on these goals and build Mobility into a significant player in the consumer electronics industry. In the process, I believe we will deliver improved financial performance and create strong value for our stockholders.”
About Robert W. Shaner
Robert W. Shaner has been a member of Mobility Electronics’ board of directors since May 2004 and is currently the Chairman of the Compensation and Human Resources Committee and a member of the Corporate Governance and Nominating Committee.
From December 2002 to September 2005, Mr. Shaner served as a director of REMEC, Inc., a wireless equipment and military product manufacturer, and from February 2004 to September 2004 served as its Interim Chief Executive Officer. From January 2001 to February 2003, Mr. Shaner served as the President of Wireless Operations for Cingular Wireless, LLC, a joint venture between the wireless divisions of SBC Communications Inc. and BellSouth Corporation.
From November 1999 to January 2001, Mr. Shaner served as President and Chief Executive Officer of Pacific Bell Wireless and Southwestern Bell Mobile Systems, providers of wireless communication services to consumers and businesses. Mr. Shaner served as the President and Chief Executive Officer of Pacific Bell Wireless from August 1998 to November 1999. From March 1997 to July 1998, Mr. Shaner served as President of SBCI Europe and Middle East for SBC International, Inc. Prior to 1997, Mr. Shaner held various management positions at Southwestern Bell Telephone/Telecom and Cellular One.
Mr. Shaner also currently serves as the Chairman of the Board of Trustees of Central Methodist University. Mr. Shaner is also currently a director of Interdigital Communications Corporation, and is a member of the Audit Committee and Compensation and Human Resources Committee at Interdigital.
“We believe Bob Shaner is an excellent choice for Chairman of the Board,” said William O. Hunt, lead independent director on Mobility’s Board of Directors. “Bob’s experience in the wireless communications industry is particularly valuable as we increase the Company’s focus on this market. We believe Bob and Mike will make an excellent leadership team and serve the Company’s stockholders well in the future.”
About Mobility Electronics, Inc.
Mobility Electronics, Inc., based in Scottsdale, Arizona, is a developer of universal power adapters for portable computers and mobile electronic devices (e.g., mobile phones, PDAs, digital cameras, etc.) and creator of the patented iGo® intelligent tip technology. Mobility Electronics’ iGo brand offers a full line of AC, DC and combination AC/DC power adapters for portable computers and low-power mobile electronic devices. All of these adapters leverage the Company’s iGo intelligent tip technology, which enables one power adapter to power/charge hundreds of brands and thousands of models of mobile electronic devices through the use of interchangeable tips.

Mobility Electronics

The Company also offers other accessories for the mobile electronic device market, such as foldable keyboards.
Mobility Electronics’ products are available at www.iGo.com as well as through leading resellers, retailers and OEM partners. For additional information call 480-596-0061, or visit www.mobilityelectronics.com.
Mobility Electronics, iGo and ...improving your mobile experience are registered trademarks of Mobility Electronics, Inc. All other trademarks or registered trademarks are the property of their respective owners.
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the belief that the changes to the Company’s executive management and board of directors will yield significant benefits for the Company’s stockholders; the belief that the Company will deliver improved financial performance and create strong value for its stockholders; the market potential of Mobility’s universal power adapters, and consumer awareness and potential distribution for the power adapters. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, factors that could cause actual results to differ materially from those in the forward-looking statements include the sell through rates of the Company’s power adapters; delays or cessation of shipments of the Company’s products to major customers; the timing and success of new product introductions; the development and introduction of new products by us and our competitors; the performance of suppliers and subcontractors; industry and general economic or business conditions; and other factors detailed in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements.
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